Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Dunkin’ Brands Group, Inc. of our report dated March 16, 2012 related to the financial statements of BR Korea Co., Ltd. as of December 31, 2011 and 2010, and for each of the three fiscal years ended December 31, 2011 (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the application of Accounting Standards for Non-Public Entities in the Republic of Korea (“KAS-NPE”) as of January 1, 2011 and the nature and effect of differences between KAS-NPE and accounting principles generally accepted in the United States of America), appearing in Amendment No. 1 to the Annual Report on Form 10-K of Dunkin’ Brands Group, Inc. for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE ANJIN LLC

August 7, 2012